EXHIBIT 10.8(o)

CONFIDENTIAL AND LEGALLY PRIVILEGED

                             SCOTT G. MACKIN
                           EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made and entered into as of the 1st day of January, 1994, by and between OGDEN PROJECTS, INC., a Delaware corporation maintaining its principal office at 40 Lane Road, Fairfield, New Jersey (the "Company") and Scott G. Mackin, now residing at 19 Hall Road, Chatham, New Jersey 07928 (the "Employee").

                                WITNESSETH:

     WHEREAS, the Employee is currently serving as President and Chief Operating Officer of the Company, a position he has held since January 1991; and

     WHEREAS, the employment agreement under which the Employee is currently employed is a three (3) year agreement entered into on June 1, 1990 and which on December 31, 1993 began to run on a year to year basis (the "Old Agreement") and which incorrectly reflects the Employee's title as Executive Vice President, General Counsel, Secretary and Managing Director; and

     WHEREAS, the Company and Employee desires to terminate the Old Agreement and enter into a new employment agreement with terms and conditions similar to the Old Agreement; and

     WHEREAS, the Company desires to ensure that the Employee will continue to be available to provide services in the capacity of President and Chief Operating Officer in the future, which services are significant to the Company's long-range prospects and the long-range prospects of the Company's subsidiaries (the Company and its subsidiaries are hereinafter referred to as the "OPI Group"); and

     WHEREAS, to induce the Employee to continue to provide such services, the Company is offering to provide the Employee with the compensation, benefits and security provided for in this Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

     1.   EMPLOYMENT/CAPACITY/TERM.

     The Company agrees to and does hereby continue to employ the Employee, and the Employee agrees to and does hereby continue in the employ of the Company upon the terms and conditions set forth in this Agreement. Such employment shall be in an executive capacity as President and Chief Operating Officer. Such employment shall commence on January 1, 1994 and shall continue through December 31, 1996, and from year to year thereafter subject to the right of the Employee or the Company to terminate such employment as of December 31, 1994, or any subsequent December 31, by written notice given to the other party at least sixty (60) days prior to such termination date stating an intention to so terminate such employment. Termination by the Company, in accordance with the provisions of the preceding sentence, shall obligate the Company to make a severance payment as provided in Paragraph 9. hereof. Otherwise, termination by either party, in accordance with the provisions of the above referenced sentence, shall not require a statement of the reason or cause for such termination and shall not be deemed a breach or violation of this Agreement by the party giving such notice. As used in this Agreement, the phrase "term of this Agreement" shall be deemed to include the period subsequent to the date hereof and prior to termination of this Agreement; however, such phrase shall not be construed as limiting the enforceability by either party of any rights which survive termination of this Agreement.

     2.  TIME AND EFFORT/ABSENCES.

     During the term of this Agreement, the Employee shall devote his entire time and attention during normal business hours to the business of the Company and the OPI Group, subject to the supervision of the Board of Directors of the Company, and he shall not engage in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, but this restriction shall not be construed to restrict the Employee (i) from performing services as a member of the Board of Directors, Board of Trustee or the like of any non-profit entity for which the Employee receives no compensation, provided that, such services do not unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement, and (ii) from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the business of the entity in which such investments are made. The Employee shall be excused from rendering his services during reasonable vacation periods and during other reasonable temporary absences as authorized from time to time by the Board of Directors of the Company. At the date hereof, the principal office of the Company is located in Fairfield, New Jersey, considered to be a New York suburb and part of the metropolitan New York area. It is understood that the Employee will not be required to relocate from the metropolitan New York area to discharge his responsibilities under this Agreement.

     3.  CORPORATE OFFICES.

     If elected, the Employee will serve, without additional compensation, as an officer and director (or in either capacity) of the Company and the OPI Group.

     4.  SALARY/BONUS/OTHER BENEFITS.

     In consideration of the services and duties to be rendered and performed by the Employee during the term of this Agreement, the Company agrees to pay and provide for the Employee the compensation and benefits described below:

          (a) Consistent with the Company's policy concerning its executives, the Executive's annual salary shall be reviewed by the Board of Directors or an appropriate committee of the Board of Directors of the Company on a calendar year basis, with any increases therein being within the sole discretion of the Board of Directors or an appropriate committee of the Board of Directors and shall become effective on March 1st of the following year. During January and February of 1994, the Employee will be paid on the basis of his 1993 salary. Commencing March 1, 1994, the minimum annual salary payable to the Executive under this Agreement shall be in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000), payable in equal monthly or bi-weekly installments.

          (b) An annual incentive bonus in such amount as may from time to time be fixed by the Board of Directors or an appropriate committee of the Board of Directors of the Company, provided that in determining the annual incentive bonus the Board of Directors or appropriate Committee shall utilize standards which are reasonably applied to the Employee and other executives
      of the Company who furnish services of comparable significance, on a non-discriminatory basis.

          (c) Other Benefits. It is intended that the Company shall continue to provide the Employee with benefits at least as favorable as benefits provided on behalf of other executives of the Company and the OPI Group who furnish services of comparable significance, as they may exist from time to time. Such benefits presently include Group Life Insurance, Group Health Insurance, Automobile Allowance, and Pension and Profit Sharing Plans. Except as otherwise provided herein, any such participation shall be in accordance with the provisions of such plans and nothing contained in this Agreement is intended to or shall be deemed to affect adversely any of the Employee's rights as a participant under any such plan. Nothing herein shall prevent the Company from modifying or discontinuing any benefit plan on a consistent and non-discriminatory basis applicable to all such executives.

     5.  EXPENSE.

     The Employee shall be reimbursed for out-of-pocket expenses incurred from time to time on behalf of the Company and the OPI Group or in the performance of his duties under this Agreement, upon the presentation of such supporting documents and forms as the Company shall reasonably request.

     6.  DISABILITY/DISABILITY BENEFIT.

     In the event that the Employee is incapable because of physical or mental illness of rendering services of the character contemplated hereby, for a period of six (6) consecutive months, the Board of Directors of the Company may determine that the Employee has become disabled. In the event of such a determination of disability, the Company shall have the continuing right and option while such disability continues to terminate this Agreement by notice in writing to the Employee, effective thirty (30) days after such notice of termination is so given, unless, within such thirty (30) day notice period, the Employee resumes rendering full-time services of the character contemplated hereby. The incapacity due to physical or mental illness to render the services of the character contemplated hereby, shall not constitute a breach of this Agreement by the Employee. If this Agreement is terminated by the Company as a result of a determination of disability, as aforesaid, the Company shall be obligated to continue the salary and benefits of the Employee as provided in Paragraph 4 for a period equal to the greater of (a) twelve (12) months, or (b) such longer period as may be determined by the Board of Directors of the Company, in each case reduced by any disability insurance benefits provided for the benefit of the Employee at the expense of the Company.

     7.  DEATH/DEATH BENEFIT.

     In the event of the death of the Employee during the term of this Agreement, this Agreement shall terminate and the Employee's salary shall continue to be paid to his designated beneficiary or, if none, to his personal representative, through the last day of the month in which such death occurs. In addition, the Employee, his personal representative(s) and/or his beneficiaries will be entitled to such death benefits as are provided to Employee under Paragraph 4 hereof.

     8.  COMPANY STOCK OPTION PLAN.

     The Board of Directors of the Company has awarded the Employee non-qualified stock options to purchase Thirty-five Thousand (35,000) shares of the Company Common Stock under the Company's Employees' Stock Option Plan (the "Employees' Plan"). If the employment of the Employee terminates under circumstances entitling him to a Severance Payment (as defined in Paragraph 9.), he shall thereupon be entitled to exercise any and all options granted to him under the Employees' Plan to the extent permitted pursuant to the terms and conditions of the Employees' Plan.

     9.  SEVERANCE PAYMENT.

     If the Company gives notice to terminate in accordance with Paragraph 1 or if the employment of the Employee is terminated at any time (i) by the Employee for Good Reason (as defined in Paragraph 10), or (ii) by the Company for any reason other than for Cause (as hereinafter defined), the Company will be obligated to pay to the Employee in cash a severance payment equal to the product of (i) and (ii); where (i) shall equal the sum of (A) the Employee's annual salary at the time of such termination, and (B) the Employee's annual incentive bonus during the twelve (12) month period ending with the close of the month in which such termination of employment occurs (the "Date of Termination"), but not less than the incentive bonus paid to the Employee in January 1994 for services rendered during 1993, which was Three Hundred Thousand and 00/100 Dollars ($300,000), divided by twelve (12); and where (ii) shall be thirty-six (36). Termination of the Employee's employment on account of his disability, death or retirement (as defined in this Agreement) will not be considered a termination of the Employee's employment by the Company and will not require the Company to pay and provide any Severance Payment. No Severance Payment will be required if the employment of the Employee is terminated by the Company for Cause (as hereinafter defined) or by the Employee (other than for Good Reason as defined in Paragraph 10) or if the Employee gives notice to terminate in accordance with Paragraph 1. The Severance Payment provided herein is provided in order to reinforce and encourage the continued loyalty, attention, and dedication of the Employee to the Company's business and affairs without the concerns which normally arise from the possibility of a loss of employment security. As used herein, the terms "Retirement" and "Cause" shall have the following meanings, respectively:

          (a) Retirement. Termination of the Employee's employment on account of "Retirement" shall mean termination on or after the Employee's normal retirement date in accordance with the terms of the Company's pension plan (or any successor or substitute plan or plans of the Company or of any subsidiary of the Company under which the Employee may be a participant); and

          (b) Cause. Termination by the Company of the Employee's employment for "Cause" shall mean termination as a result of (i) the willful and continued failure by the Employee to devote the time, attention and effort necessary to perform substantially the services contemplated by this Agreement in a manner consistent with the Employee's past performance (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by a member or representative of the Board of Directors of the Company which specifically identifies the manner in which it is alleged that the Employee has not substantially performed such services, or (ii) the willful engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Company; provided that, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that such action or omission was in, or not apposed to, the best interests of the Company. It is also expressly understood that the Employee's attention to or engagement in matters not directly related to the business of the Company shall not provide a basis for termination for Cause if such attention or engagement is authorized by the terms of this Agreement or has otherwise been approved by the Board of Directors of the Company. Anything in this Agreement to the contrary notwithstanding, the Employee's employment may not be terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of the conduct set forth in clause (i) or (ii) of this subparagraph (b) and specifying the particulars thereof in detail. Except as otherwise provided in Paragraphs 1 and 6, no purported termination by the Company of the Employee's employment which is not justified as a termination of the Employee's employment for Cause shall be effective.

     10.  TERMINATION BY THE EMPLOYEE FOR GOOD REASON.

     The termination by the Employee of his employment for "Good Reason" shall be deemed a justifiable termination of his employment and shall excuse the Employee from the obligation to render services as provided in Paragraph 2 hereof. Upon such termination, the Employee shall be entitled to the Severance Payment in accordance with the provisions of Paragraph 9 hereof. As used herein, the phrase "Good Reason" shall mean:

          (a) a change in the Employee's status, title or position(s) as an officer of the Company in the executive capacity set forth in Paragraph 1 hereof, which in his reasonable judgment, does not represent a promotion from or enhancement of his status, title and position, or the assignment by the Board of Directors of the Company to the Employee of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, title or position, or any removal of the Employee from or any failure to reappoint or reelect him to such position, except in connection with a justifiable termination by the Company of the Employee's employment for Cause or on account of disability, the Retirement or death of the Employee or the termination by the employee of his employment other than for Good Reason;

          (b) a reduction in the Employee's annual salary or a failure by the Company to pay to the Employee any installment of the annual salary required by Paragraph 4 hereof, which failure continues for a period of twenty (20) days after written notice thereof is given by the Employee to the Company;

          (c) the Company's requiring the Employee to be based anywhere other than the Fairfield, New Jersey area, except for required travel on the business of the Company or the OPI Group to an extent substantially consistent with the business travel obligations which the Employee has previously undertaken on behalf of the Company or the OPI Group;

          (d) the failure by the Company to obtain the assumption of this Agreement in form and substance to the reasonable satisfaction of the Employee by any Successor (other than by merger or consolidation for which no separate assumption is necessary) as referred to in Paragraph 17; or

          (e) any refusal by the Company to allow the Employee to attend to matters or engage in activities not directly related to the business of the Company which is permitted by this Agreement or which, prior thereto, was permitted by the Board of Directors of the Company.

     11.  NOTICE OF TERMINATION.

     Any purported notice of termination of the Employee's employment (other than a Notice given by either party pursuant to Paragraph 1 hereof) shall be communicated in writing and delivered to the other party as provided in Paragraph 18 (hereinafter a "Notice of Termination"). For purposes of this Agreement a "Notice of Termination" shall mean a notice which specifies the termination provision relied upon by the party giving such notice and shall set forth in detail such facts and circumstances claimed by said party to provide a justified basis for termination of the Employee's employment under the provision(s) so indicated.

     12.  TRADE SECRETS, ETC.

     The Employee acknowledges that prior to his initial employment by the Company he had no knowledge of the formulae, processes or methods of manufacture or other trade secrets of the Company. Upon the termination of his employment, the Employee agrees forthwith to deliver up to the Company notebooks and other data relating to research or experiments as conducted by him or relating to the products, formulae, processes or methods of manufacture of the Company.

     13.  CUSTOMER LIST.

     The Employee recognizes and acknowledges that the written list of the customers of the Company, its subsidiaries and affiliates, as it may exist from time to time, is a valuable, special and unique asset. The Employee agrees that he will not during the term of his employment or within five (5) years thereafter, use for his own personal benefit or disclose the written list of the customers of the Company, its subsidiaries and affiliates or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever.

     14.  LIMITED COVENANT NOT TO COMPETE.

     If the employment of the Employee hereof is terminated (i) by the Employee pursuant to Paragraph 1 hereof or (ii) by the Company for Cause (as defined in Paragraph 9.(b) above), then in either case (y) the Employee will not, for a period of two (2) years from such termination of employment, within the territorial confines of the United States of America, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the business conducted by the Company at the time of such termination, and (z) the Employee will, for a period of two (2) years from such termination refrain from carrying on a business similar to that presently carried on by the Company within the states in which the business of the Company has been carried on, so long as the Company carries on like business therein.

     15.  INJUNCTIVE RELIEF.

     In the event of a breach by the Employee of the provisions of Paragraphs 12, 13 or 14 during or after the term of this Agreement, the Company shall be entitled to an injunction restraining the Employee from violation of such paragraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy it may have in the event of breach of this Agreement by the Employee.

     16.  CERTAIN PROPRIETARY RIGHTS.

     Employee agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, whether or not patentable, which are made or conceived solely or jointly by him:

          (a) At any time during the term of his employment by the Company in an executive, managerial, planning, technical research or engineering capacity (including development, manufacturing, systems, applied science and sales), or

          (b) During the course of or in connection with his duties during the term of this Agreement, or

          (c) With the use of time or materials of the Company. The Employee agrees to communicate to the Company or its representatives all facts known to him concerning such inventions, to sign all rightful papers, make a rightful oaths and generally to do every thing possible to aid the Company in obtaining and enforcing proper patent protection for all such inventions in all countries and in vesting title to such inventions and patents in the Company. For the purpose of this Agreement, the subject matter of any application for patent naming Employee as a sole or joint inventor filed during the course of employment or within one year subsequent to the termination thereof shall be deemed to be an invention made or conceived by him during the course of his employment by the Company and assignable to the Company hereunder, unless the Employee establishes by a preponderance of the evidence that such invention was made or conceived by him subsequent to termination of his employment hereunder. At the Company's request (during or after the term of this Agreement) and expense, the Employee will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

     17.  BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of:

          (a) The Company, and any successors or assigns of the Company, whether by way of a merger or consolidation, or liquidation of the Company, or by way of the Company selling all or substantially all of the assets of the Company, or a division thereof, to a successor entity; however, in the event of the assignment by the Company of this Agreement, the Company shall nevertheless remain liable and obligated to the Employee in accordance with the terms hereof; and

          (b) The Employee, his estate, his executors, administrators, heirs and beneficiaries.

     18.  NOTICE.

     Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

     If to the Company, addressed to:

          Ogden Projects, Inc.
          40 Lane Road
          Fairfield, New Jersey 07007-2615

          Attention:  Chairman of the Board and Chief Executive Officer

     If to the Employee, addressed to:

          Scott G. Mackin
          19 Hall Road
          Chatham, New Jersey 07928

or such address as to which any party hereto may have notified the other in writing.

     19.  GOVERNING LAW.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

     20.  ENTIRE AGREEMENT.

     This Agreement contains or refers to the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company. No provision of the Agreement may be modified or amended except by an instrument in writing by or for both parties hereto.

     21.  WAIVER.

     Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall nay waiver or relinquishment or failure to insist upon strict compliance of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     22.  PRIOR EMPLOYMENT AGREEMENT.

     This Employment Agreement supercedes and replaces the Employment Agreement between the Employee and the Company dated as of June 1, 1990 which shall become null and void as of the date hereof.

     23.  ASSIGNMENT BY EMPLOYEE.

     The rights and benefits of the Employee under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this Paragraph 23 shall preclude the Employee from designating a beneficiary or beneficiaries to receive any benefit payable on his death.

                              OGDEN PROJECTS, INC.

/S/Scott G. Mackin             By:/S/R. Richard Ablon
Scott G. Mackin                   Chairman of the Board
                                 and Chief Executive Officer